SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)         PRICE(2)
 COMMON STOCK-SEQUA CORP PFD
           GAMCO INVESTORS, INC.
                       8/03/05              200           104.0000
                       8/02/05              200           102.0000
           GABELLI FUNDS, LLC.
               GABELLI EQUITY INCOME FUND
                       8/11/05              200           106.0000
               GABELLI DIVIDEND & INCOME TRUST
                       8/22/05              500           105.0000
                       7/19/05              100           100.0000
                       7/18/05            3,700            98.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.